Filed pursuant to Rule 433
                                                   Registration No. 333-130684


                   Morgan Stanley Mortgage Loan Trust 2007-2AX
                                (Issuing Entity)

               Mortgage Pass-Through Certificates, Series 2007-2AX

                      Morgan Stanley Mortgage Capital Inc.
                              (Seller and Sponsor)

                          Morgan Stanley Capital I Inc.
                                   (Depositor)

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt
-----------------------------------------------------------------------------------------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------

                             Preliminary Termsheet
                                [$645,441,000]
                                  Approximate

                  Morgan Stanley Mortgage Loan Trust 2007-2AX
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2007-2AX

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.


               IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.


               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.


    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------

                         [$645,441,000] (Approximate)
                  Morgan Stanley Mortgage Loan Trust 2007-2AX
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2007-2AX

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)

                            Transaction Highlights
                            ----------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                          Modified
                                                                         Duration To     Payment Window       Initial
Offered                             Expected Ratings    Avg Life to     Call(1)(2)(3)/   To Call(1)(2)/    Subordination
Classes   Description   Balance(4)   S&P / Moody's    Call(1)(2)/Mty(2)   Mty (2)(3)          Mty(2)          Level(5)    Benchmark
====================================================================================================================================
   1-A      Floater    157,974,000     AAA / Aaa        2.41 / 2.64      2.13 / 2.28    1 - 78 / 1 - 185        6.60%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
  2-A-1     Floater    220,550,000      AAA/ Aaa        0.90 / 0.90      0.86 / 0.86     1 - 24 / 1 - 24       15.94%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
  2-A-2     Floater    140,100,000     AAA / Aaa        3.51 / 3.51      3.13 / 3.13    24 - 72 / 24 - 72      15.94%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
  2-A-3     Floater     44,106,000     AAA / Aaa        6.45 / 8.57      5.34 / 6.64   72 - 78 / 72 - 185      15.94%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
  2-A-4     Floater     44,973,000     AAA / Aaa        2.41 / 2.64      2.13 / 2.27    1 - 78 / 1 - 185        6.60%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
   M-1      Floater     8,133,000      AA+ / Aa1        4.45 / 4.83      3.84 / 4.09   38 - 78 / 38 - 122       5.35%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
   M-2      Floater     8,134,000       AA / Aa2        4.42 / 4.77      3.82 / 4.04   38 - 78 / 38 - 115       4.10%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
   M-3      Floater     4,554,000       AA / Aa3        4.42 / 4.71      3.82 / 4.01   38 - 78 / 38 - 106       3.40%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
   M-4      Floater     3,579,000       AA- / A1        4.42 / 4.65      3.81 / 3.96   37 - 78 / 37 - 100       2.85%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
   M-5      Floater     3,253,000       A+ / A2         4.40 / 4.57      3.79 / 3.90    37 - 78 / 37 - 94       2.35%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
   M-6      Floater     2,277,000        A / A3         4.40 / 4.50      3.78 / 3.85    37 - 78 / 37 - 87       2.00%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
   B-1      Floater     2,277,000       A / Baa1        4.39 / 4.41      3.73 / 3.75    37 - 78 / 37 - 82       1.65%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
   B-2      Floater     2,278,000      A- / Baa2        4.28 / 4.28      3.63 / 3.63    37 - 76 / 37 - 76       1.30%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
   B-3      Floater     3,253,000      BBB / Baa3       4.00 / 4.00      3.35 / 3.35    37 - 68 / 37 - 68       0.80%    1 Mo LIBOR
------------------------------------------------------------------------------------------------------------------------------------
    OC
-----------                                                   Not Offered Hereby
    P
------------------------------------------------------------------------------------------------------------------------------------

Notes:
------
     (1)  Certificates are priced to a 10% Optional Termination or Auction Call.
     (2)  Based on the prepayment assumption of 30% CPR.
     (3)  Assumes pricing at par.
     (4)  Bond sizes subject to a variance of plus or minus 10%.
     (5) Subordination Levels are preliminary, subject to final Rating Agency approval and a variance of plus or minus 1.50%.




------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


This information should be read in conjunction with the Free Writing Prospectus dated December 1st, 2006 (the "Free Writing Prospectus")


Issuing Entity:                     Morgan Stanley Mortgage Loan Trust 2007-2AX.

Depositor:                          Morgan Stanley Capital I Inc.  The offered
                                    certificates will be issued under the
                                    depositor's registration statement (File No.
                                    333-130684 with the Securities and Exchange
                                    Commission).

Sponsor:                            Morgan Stanley Mortgage Capital Inc.

Originators:                        Morgan Stanley Mortgage Capital Inc., the
                                    Sponsor, is expected to be the originator for approximately 75.73% of the Group 1
                                    Mortgage Loans and approximately 72.31% of the Group 2 Mortgage Loans.

                                    GreenPoint Mortgage Funding, Inc
                                    ("GreenPoint") is expected to be the
                                    originator of approximately 17.87% of the Group 1 Mortgage Loans.

                                    Wachovia Mortgage Corporation is expected to be the originator of approximately 11.78% of the Group 2 Mortgage Loans.

                                    No other originator is expected to have
                                    originated more than 10% of the Mortgage
                                    Loans in any Loan Group principal balance.

Servicers:                          GMAC  Mortgage  Corporation  is expected to
                                    be the initial servicer of approximately
                                    81.17% and 81.23% of the Group 1 Mortgage
                                    Loans and the Group 2 Mortgage Loans
                                    respectively. See Exhibit 2.

                                    No other servicer is expected to service more than 10% of the Mortgage Loans by principal balance.

Servicing Fee:                      The Servicing Fee Rate is expected to be
                                    between 0.250% and 0.375%. As of the
                                    cut-off date the weighted average
                                    Servicing Fee Rate for the Mortgage Loans is expected to be approximately 0.360% per annum.

                                    For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period between the servicer remittance date and the Distribution Date. From its compensation, the master servicer will pay the fees of the Securities Administrator and the Trustee and any Custodians' ongoing (safekeeping and loan file release only) fees.

Expense Fee:                        The Expense Fee Rate with respect to each
                                    Mortgage Loan and any Distribution Date will be the related Servicing Fee Rate and, if applicable, the interest premium charged by the related lenders for mortgage insurance on LPMI Mortgage Loans.

Servicer Remittance Date:           Generally, the 18th of the month in which
                                    the Distribution Date occurs.

Auction Administrator/              Wells Fargo Bank, National Association
Master Servicer/ Securities
Administrator:

Trustee:                            LaSalle Bank, National Association.



------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------

Swap Counterparty and Interest      Morgan Stanley Capital Services Inc.
Rate Cap Counterparty:

Managers:                           Morgan Stanley (sole lead manager).

Rating Agencies:                    The Offered Certificates are expected to be
                                    rated by Standard & Poor's and Moody's
                                    Investors Service, Inc.

Offered Certificates:               The Class 1-A, Class 2-A, Class M and
                                    Class B Certificates.

Non Offered Certificates:           The Class A-R, Class OC and Class P
                                    Certificates.

Class A Certificates:               The Class 1-A and Class 2-A Certificates
                                    (together with the Class A-R Certificates, the "Senior Certificates").

Class 1-A Certificates:             The Class 1-A Certificates, and any classes
                                    of certificates resulting from the division of the Class 1-A Certificates and having a distribution priority over the Subordinate
                                    Certificates.

Class 2-A Certificates              The Class 2-A-1, Class 2-A-2, Class 2-A-3
                                    and Class 2-A-4 Certificates, and any
                                    classes of certificates resulting from the division of the Class 2-A Certificates and having a distribution priority over the Subordinate Certificates.

Class M Certificates:               The Class M-1, Class M-2, Class M-3,
                                    Class M-4, Class M-5 and Class M-6
                                    Certificates.

Class B Certificates:               The Class B-1, Class B-2 and Class B-3
                                    Certificates.

Subordinate Certificates:           The Class M and Class B Certificates (The
                                    "Subordinate Certificates," and the
                                    Subordinate Certificates and the Senior
                                    Certificates are together referred to as the "Certificates").

LIBOR Certificates:                 The Offered Certificates.

Expected Closing Date:              January 31st, 2007 through DTC and, upon
                                    request only, through Euroclear or
                                    Clearstream.

Cut-off Date:                       January 1st , 2007.

Forms and Denomination:             The Offered Certificates will be issued in
                                    book-entry form and in minimum dollar
                                    denominations of $25,000, with an
                                    additional increment of $1,000.

CPR: "CPR" represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.

Prepayment Assumption:              30% CPR.

Record Date:                        For the Offered Certificates and any
                                    Distribution Date, the business day
                                    immediately preceding that Distribution
                                    Date, or if the Offered Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution
                                    Date.

Accrued Interest:                   The Offered Certificates will settle
                                    without accrued interest.

Accrual Period:                     The interest accrual period for the
                                    Offered Certificates with respect to
                                    any Distribution Date will be the period beginning with the previous Distribution
                                    Date (or, in the case of the first
                                    Distribution Date, the Closing Date) and ending on the day prior to the current
                                    Distribution Date (on an actual/360 day
                                    count basis).


------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------

Distribution Dates:                 The 25th of each month, or if such day is
                                    not a business day, on the next business day, beginning in February 2007.

Last Scheduled Distribution Date:   The Distribution Date occurring in
                                    [December 2036].

Clean-Up Call:                      The terms of the transaction allow
                                    for a purchase of the Mortgage Loans
                                    resulting in the retirement of the
                                    Certificates once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of aggregate principal balance of the Mortgage Loans as of the Cut-off
                                    Date (the "Clean-Up Call Date"). The
                                    Master Servicer may assign its right to
                                    the Clean-Up Call to another party.

Optional Termination of the         Commencing with the first Clean-up Call
Trust Fund by Purchaser or          Date, the Auction Administrator shall
Auction:                            solicit bids for the purchase of the
                                    Mortgage Loans from at least three
                                    institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans. If the Auction
                                    Administrator receives at least three bids for the Mortgage Loans, any related REO
                                    Property and any other property related to the Mortgage Loans remaining in the trust fund (collective, the "Assets"), and one of those bids is at least equal to the Minimum
                                    Auction Price, the Auction Administrator shall sell the Assets to the highest bidder
                                    (the "Auction Purchaser") at the price
                                    offered by the Auction Purchaser (the
                                    "Mortgage Loan Auction Price"). If the
                                    Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction
                                    Price, the Auction Administrator shall, on each six-month anniversary of the initial
                                    Clean-up Call Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction Administrator shall sell the Assets to the Auction Purchaser at that Mortgage
                                    Loan Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Clean-up Call
                                    Date unless the Auction Administrator
                                    reasonably believes that there is a
                                    reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

                                    Commencing with the first Distribution Date following the first Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Mortgage Loans for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property (c) any unreimbursed servicing advances related to the Mortgage Loans and (d) any Swap Termination Payment owed to the Swap Counterparty.

Minimum Auction Price:              For any Distribution Date on which an
                                    auction is being held, the sum of (a) 100% of the current aggregate principal balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to the Mortgage Loans in the trust fund being purchased, (c) any unreimbursed servicing advances related to the Mortgage
                                    Loans (d) any expenses incurred by the
                                    Auction Administrator relating to the
                                    Auction process and (e) any Swap
                                    Termination Payment owed to the Swap
                                    Counterparty.

Mortgage Loans:                     As of the Cut-off Date, the Mortgage Loans
                                    consist of 2,075 adjustable rate and
                                    hybrid adjustable rate residential,
                                    first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately
                                    $650,646,510. The Mortgage Loans will be divided into 2 loan groups - Loan Group 1 and Loan Group 2.


------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------

Group 1 Mortgage Loans:             As of the Cut-off Date, the Mortgage Loans
                                    consist of 758 adjustable rate and hybrid adjustable rate residential, first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately
                                    $169,137,299.

Group 2 Mortgage Loans:             As of the Cut-off Date, the Mortgage Loans
                                    consist of 1,317 adjustable rate and
                                    hybrid adjustable rate residential,
                                    first-lien mortgage loans. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately
                                    $481,509,211.

Relationship between Loan Groups    The Class A Certificates with a "1" prefix
and Certificate Groups:             are sometimes referred to as the group 1
                                    senior certificates and they correspond to the mortgage loans in loan group 1. The
                                    Class A Certificates with a "2" prefix are sometimes referred to as the group 2 senior certificates and they correspond to the mortgage loans in loan group 2. The
                                    Subordinated Certificates correspond to
                                    all of the Mortgage Loans.

Substitution Adjustment Amount:     The amount by which the balance of any
                                    Mortgage Loan that is repurchased from the trust exceeds the balance of any Mortgage
                                    Loan which is then substituted. The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution
                                    Adjustment Amount.

Liquidated Mortgage Loan:           A "Liquidated Mortgage Loan" is a defaulted
                                    Mortgage Loan as to which the related
                                    Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:                      "Realized Loss" with respect to any
                                    Distribution Date and any Mortgage Loan
                                    that became a Liquidated Mortgage Loan
                                    during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding
                                    (after all recoveries of principal have
                                    been applied thereto) and the principal
                                    portion of Advances made by the related
                                    Servicer or the Master Servicer with
                                    respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation
                                    Proceeds. The amounts set forth in clause
                                    (i) are the principal portion of Realized
                                    Loses and the amounts set forth in clause
                                    (ii) are the interest portion of Realized
                                    Losses. With respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

REO Property:                       Real estate owned by the issuing entity.

Depositor's Option to Purchase      The Depositor has the option, but is not
Breached Mortgage Loans:            obligated, to purchase from the Issuing
                                    Entity any Breached Mortgage Loan at the
                                    Purchase Price provided that certain
                                    conditions are met.

Breached Mortgage Loan:             A Mortgage Loan (a) (i) on which the first
                                    payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:                     Purchase Price shall be 100% of the unpaid
                                    principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage
                                    Loan.

Delinquency:                        As calculated using the OTS methodology
                                    (see Exhibit 1), as of the cut-off date, [none] of the mortgage loans were more than 30 days' delinquent. The servicer of some of these mortgage loans has changed at least one time since they were originated.


------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------

Class Principal Balance:            The "Class Principal Balance" of any Class
                                    of Certificates as of any Distribution
                                    Date is the initial Class Principal
                                    Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and
                                    (ii) with respect to the Subordinate
                                    Certificates, the amount of Realized
                                    Losses on the Mortgage Loans allocated to the Class.

Due Date:                           "Due Date" means, with respect to a
                                    Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:                  "Prepayment Period" generally means for any
                                    Mortgage Loan and any Distribution Date, the calendar month preceding that
                                    Distribution Date.

Credit Enhancement:                 The Offered Certificates are credit
                                    enhanced by:
                                    1)  Net Monthly Excess Cashflow from the
                                        Mortgage Loans after taking into
                                        account certain payments received or
                                        paid by the trust pursuant to the
                                        interest rate swap agreement,
                                    2)  0.80% overcollateralization (funded
                                        upfront). On and after the Stepdown
                                        Date, so long as a Trigger Event is
                                        not in effect, the required
                                        overcollateralization will equal 1.60%
                                        of the aggregate principal balance of
                                        the Mortgage Loans as of the last day
                                        of the applicable Due Period, subject
                                        to a 0.35% floor, based on the
                                        aggregate principal balance of the
                                        Mortgage Loans as of the cut-off date,
                                        and
                                    3)  Subordination of distributions on the
                                        more subordinate classes of
                                        certificates (if applicable) and the
                                        Class OC Certificates to the required
                                        distributions on the more senior
                                        classes of certificates.

                                    The amount by which the aggregate stated principal balance of the Mortgage Loans is greater than the aggregate Class Principal Balance of the Certificates is referred to as "overcollateralization." On the closing date the aggregate Stated Principal Balance of the mortgage loans is expected to exceed the aggregate Class Principal Balance of the Certificates by approximately [$5,205,509]. In other words, it is expected that there will be approximately 0.80% overcollateralization as of the Closing Date. In addition, the Mortgage Loans are expected to generate more interest than is needed to pay interest on the Certificates and related expenses of the trust fund because the weighted average interest rate of the Mortgage Loans is expected to be higher than the weighted average pass-through rate on the Certificates, plus the related weighted average expense fee rate and any net swap payments. Net Monthly Excess Cashflow, as described below, will be used to reduce the total Class Principal Balance of the Certificates creating and/or maintaining overcollateralization at the level of overcollateralization required by the pooling and servicing agreement.

Senior Enhancement                  For any Distribution Date, the percentage
Percentage:                         obtained by dividing (x) the aggregate Class
                                    Principal Balance of the Subordinate
                                    Certificates (together with any
                                    overcollateralization and taking into
                                    account the distributions of the Principal
                                    Distribution Amount and all payments of
                                    principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.


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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

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Class A Interest Distribution       The "Class A Interest Distribution Amount"
Amount: for any class of Senior Certificates and any Distribution Date will be equal to the interest accrued on the related Class Principal Balance for such Distribution Date for such class of Senior Certificates reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest Shortfalls and the Interest Carry Forward Amount, if any, for such Distribution Date for such class of Senior Certificates.

Principal Remittance Amount:        The "Principal Remittance Amount" for the
                                    Certificates and any Distribution Date will be the sum of:
                                    (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related
                                    Determination Date;
                                    (ii) the principal portion of all proceeds received in respect of the repurchase of an Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; and
                                    (iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation
                                    Proceeds and all full and partial principal prepayments, received during the related
                                    Prepayment Period, to the extent applied as recoveries of principal on the Mortgage
                                    Loans.

Subordinated Interest               The "Subordinated Interest Distribution
Distribution Amount:                Amount" will be, with respect to any class
                                    of Subordinated Certificates and any
                                    Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that class immediately prior to the Distribution
                                    Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment
                                    Interest Shortfalls to the extent not
                                    covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest Shortfalls.

Stepdown Date:                      The later to occur of:
                                    (x)  The earlier of:
                                         (a)  The Distribution Date occurring
                                              in  February 2010; and
                                         (b)  The Distribution Date on which the
                                              aggregate Class Principal Balance
                                              of the Class A Certificates is
                                              reduced to zero; and
                                    (y)  The first Distribution Date on which
                                         the Senior Enhancement Percentage
                                         (calculated for this purpose only
                                         after taking into account payments of
                                         principal on the Mortgage Loans on
                                         the last day of the related Due
                                         Period but prior to principal
                                         distributions to the Certificates on
                                         the applicable Distribution Date) is
                                         greater than or equal to
                                         approximately 13.20%.

Delinquency Trigger Event:          A Delinquency Trigger Event is in effect on
                                    any Distribution Date if on that
                                    Distribution Date the 60 Day+ Rolling
                                    Average equals or exceeds [40.00%] of the prior period's Senior Enhancement
                                    Percentage. The 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent.

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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------

Cumulative Loss Trigger Event:      A Cumulative Loss Trigger Event is in
                                    effect on any Distribution Date if the
                                    aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off
                                    Date through the last day of the related
                                    Prepayment Period divided by the aggregate
                                    Stated Principal Balance of the Mortgage
                                    Loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                                    Months 25 - 36  [0.25]% for the first month,
                                                    plus an additional 1/12th of
                                                    [0.40]% for each month
                                                    thereafter
                                    Months 37 - 48  [0.65]% for the first month,
                                                    plus an additional 1/12th of
                                                    [0.45]% for each month
                                                    thereafter
                                    Months 49 - 60  [1.10]% for the first month,
                                                    plus an additional 1/12th of
                                                    [0.45]% for each month
                                                    thereafter
                                    Months 61 - 72  [1.55]% for the first month,
                                                    plus an additional 1/12th of
                                                    [0.30]% for each month
                                                    thereafter
                                    Months 73 and
                                       thereafter   [1.85]%.

Step-up Coupons:                    For all Offered Certificates the coupon will
                                    increase after the Clean-up Call Date,
                                    should the call not be exercised. The
                                    applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on the Subordinated Certificates after the
                                    Clean-up Call Date.

Class 1-A Pass-Through Rate:        The Class 1-A Certificates will accrue
                                    interest at a variable rate equal to the least of (i) one-month LIBOR plus 17 bps
                                    (34 bps after the Clean-up Call Date),
                                    (ii) the Group 1 Net WAC Cap (iii) the Net
                                    WAC Cap.

Class 2-A-1 Pass-Through Rate:      The Class 2-A-1 Certificates will accrue
                                    interest at a variable rate equal to the least of (i) one-month LIBOR plus 9 bps
                                    (18 bps after the Clean-up Call Date),
                                    (ii) the Group 2 Net WAC Cap (iii) the Net
                                    WAC Cap.

Class 2-A-2 Pass-Through Rate:      The Class 2-A-2 Certificates will accrue
                                    interest at a variable rate equal to the least of (i) one-month LIBOR plus 16 bps
                                    (32 bps after the Clean-up Call Date),
                                    (ii) the Group 2 Net WAC Cap (iii) the Net
                                    WAC Cap.

Class 2-A-3 Pass-Through Rate:      The Class 2-A-3 Certificates will accrue
                                    interest at a variable rate equal to the least of (i) one-month LIBOR plus 24 bps
                                    (48 bps after the Clean-up Call Date),
                                    (ii) the Group 2 Net WAC Cap (iii) the Net
                                    WAC Cap.

Class 2-A-4 Pass-Through Rate:      The Class 2-A-4 Certificates will accrue
                                    interest at a variable rate equal to the least of (i) one-month LIBOR plus 24 bps
                                    (48 bps after the Clean-up Call Date),
                                    (ii) the Group 2 Net WAC Cap (iii) the Net
                                    WAC Cap.

Class M-1 Pass-Through Rate:        The Class M-1 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 28 bps
                                    (42 bps after the Clean-up Call Date) and
                                    (ii) the Net WAC Cap.

Class M-2 Pass-Through Rate:        The Class M-2 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 30 bps
                                    (45 bps after the Clean-up Call Date) and
                                    (ii) the Net WAC Cap.

Class M-3 Pass-Through Rate:        The Class M-3 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 33 bps
                                    (49.5 bps after the Clean-up Call Date)
                                    and (ii) the Net WAC Cap.

Class M-4 Pass-Through Rate:        The Class M-4 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 40 bps
                                    (60 bps after the Clean-up Call Date) and
                                    (ii) the Net WAC Cap.

Class M-5 Pass-Through Rate:        The Class M-5 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 42 bps
                                    (63 bps after the Clean-up Call Date) and
                                    (ii) the Net WAC Cap.


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Please refer to important information and qualifications at the end of this material.
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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------

Class M-6 Pass-Through Rate:        The Class M-6 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 47 bps
                                    (70.5 bps after the Clean-up Call Date)
                                    and (ii) the Net WAC Cap.

Class B-1 Pass-Through Rate:        The Class B-1 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 90 bps
                                    (135 bps after the Clean-up Call Date) and
                                    (ii) the Net WAC Cap.

Class B-2 Pass-Through Rate:        The Class B-2 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 120 bps
                                    (180 bps after the Clean-up Call Date) and
                                    (ii) the Net WAC Cap.

Class B-3 Pass-Through Rate:        The Class B-3 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 225 bps
                                    (337.5 bps after the Clean-up Call Date) and (ii) the Net WAC Cap.

Net WAC Cap:                        For any Distribution Date, the weighted
                                    average of the interest rates for each
                                    Mortgage Loan (in each case, less the
                                    applicable Expense Fee Rate) then in
                                    effect at the beginning of the related Due
                                    Period less the Swap Payment Rate,
                                    adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest
                                    Accrual Period.

Group 1 Net WAC Cap:                For any Distribution Date, the weighted
                                    average of the interest rates for each
                                    Group 1 Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due
                                    Period less the Swap Payment Rate,
                                    adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest
                                    Accrual Period.

Group 2 Net WAC Cap:                For any Distribution Date, the weighted
                                    average of the interest rates for each
                                    Group 2 Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due
                                    Period less the Swap Payment Rate,
                                    adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest
                                    Accrual Period.

Swap Payment Rate:                  For each Distribution Date commencing with
                                    the Distribution Date in January 2008 to and including the Distribution Date in October 2011, a fraction, the numerator of which is any Net Swap Payment or swap termination payment owed to the Swap
                                    Counterparty for such Distribution Date
                                    and the denominator of which is the Stated
                                    Principal Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Interest Rate Cap:                  Beginning on the first Distribution Date,
                                    and for a period of 10 months thereafter, the LIBOR Certificates will have the benefit of an Interest Rate Cap entered into by the Issuing Entity and the Interest Rate Cap Counterparty.

                                    For its duration, on each applicable
                                    Distribution Date, the Interest Rate Cap
                                    Counterparty will pay to the Issuing Entity the product of (i) the excess, if any, of then current one-month LIBOR over the cap strike (on an Actual/360 day count basis) for such Distribution Date as described on Schedule B, (ii) the Interest Rate Cap Notional Balance for such Distribution Date as described on Schedule B and (iii) 10.



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material.
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--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------

Interest Rate Cap                   Any payments from the Interest Rate Cap
Payment Allocation:                 shall be available to pay any Basis Risk
                                    Carry Forward Amounts and any Interest Carry
                                    Forward Amounts due to the Certificates
                                    first pro rata by outstanding certificate principal balance and then pro rata by any Basis Risk Carry Forward Amounts and any
                                    Interest Carry Forward Amounts remaining outstanding, after giving effect to the Allocation of Net Monthly Excess Cashflow .

                                    The sponsor's estimate of maximum probable exposure under the interest rate cap is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

Class 1-A Basis Risk Carry          As to any Distribution Date, the Basis Risk
Forward Amount:                     Carry Forward Amount for each of the
                                    Class 1-A Certificates will equal the sum of:
                                    (i)   The excess, if any, of interest that
                                          would otherwise be due on such Class
                                          at the Class 1-A Pass-Through Rate
                                          (without regard to the Group 1 Net
                                          WAC Cap or the Net WAC Cap) over
                                          interest due such Certificates at a
                                          rate equal to the Group 1 Net WAC Cap
                                          or the Net WAC Cap;
                                    (ii)  Any Class 1-A Basis Risk Carry
                                          Forward Amount remaining unpaid from
                                          prior Distribution Dates; and
                                    (iii) Interest on the amount in clause
                                          (ii) at the Class 1-A Pass-Through
                                          Rate (without regard to the Group 1
                                          Net WAC Cap or the Net WAC Cap).

Class 2-A Basis Risk Carry          As to any Distribution Date, the Basis Risk
Forward Amount:                     Carry Forward Amount for each of the
                                    Class 2-A Certificates will equal the sum of:
                                    (i)   The excess, if any, of interest that
                                          would otherwise be due on such Class
                                          at the Class 2-A Pass-Through Rate
                                          (without regard to the Group 2 Net
                                          WAC Cap or the Net WAC Cap) over
                                          interest due such Certificates at a
                                          rate equal to the Group 2 Net WAC Cap
                                          or the Net WAC Cap;
                                    (ii)  Any Class 2-A Basis Risk Carry
                                          Forward Amount remaining unpaid from
                                          prior Distribution Dates; and
                                    (iii) Interest on the amount in clause
                                          (ii) at the Class 2-A Pass-Through
                                          Rate (without regard to the Group 2
                                          Net WAC Cap or the Net WAC Cap).

Class M-1, M-2, M-3, M-4,           As to any Distribution Date, the Basis Risk
M-5, M-6, B-1, B-2 and B-3          Carry Forward Amount for each of the
Basis Risk Carry Forward            Class M-1, Class M-2, Class M-3, Class M-4,
Amounts:                            Class M-5, Class M-6, Class B-1, Class B-2
                                    and Class B-3 Certificates will equal the sum of:
                                    (i)   The excess, if any, of interest that
                                          would otherwise be due on such Class
                                          at such Class' applicable
                                          Pass-Through Rate (without regard to
                                          the Net WAC Cap) over interest due to
                                          such Class at a rate equal to the Net
                                          WAC Cap;
                                    (ii)  Any Basis Risk Carry Forward Amount
                                          for such class remaining unpaid for
                                          such Certificate from prior
                                          Distribution Dates; and
                                    (iii) Interest on the amount in clause (ii)
                                          at the Class' applicable Pass-Through
                                          Rate (without regard to the Net WAC
                                          Cap).


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Please refer to important information and qualifications at the end of this material.
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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


Interest Carry Forward Amount:      "Interest Carry Forward Amount" with respect
                                    to any Class of Certificates and any
                                    Distribution Date will be equal to the
                                    amount, if any, by which the Interest
                                    Distribution Amount for that Class of
                                    Certificates for the immediately preceding
                                    Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding
                                    Distribution Date, together with any
                                    Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through
                                    Rate for the most recently ended Interest
                                    Accrual Period.

Interest Distributions on           On each Distribution Date and after payments
Offered Certificates:               of Expense Fees, if any, and other expenses,
                                    including any Net Swap Payments and any swap termination payment owed to the Swap
                                    Counterparty, including, without limitation, any Senior Defaulted Swap Termination
                                    Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty, interest distributions from the Interest Remittance
                                    Amount will be allocated as follows:
                                    (i)    The portion of the Interest
                                           Remittance Amount attributable to the
                                           Group 1 Mortgage Loans will be
                                           allocated according to the related
                                           Accrued Certificate Interest and any
                                           unpaid Accrued Certificate Interest
                                           from prior Distribution Dates, other
                                           than the Class 1-A Basis Risk Carry
                                           Forward Amount, as applicable, first,
                                           to the Class 1-A Certificates and
                                           second, pro rata, based on their
                                           respective entitlements to such
                                           amounts, to the Class 2-A
                                           Certificates;
                                    (ii)   The portion of the Interest
                                           Remittance Amount attributable to the
                                           Group 2 Mortgage Loans will be
                                           allocated according to the related
                                           Accrued Certificate Interest and any
                                           unpaid Accrued Certificate Interest
                                           from prior Distribution Dates, other
                                           than the Class 2-A Basis Risk Carry
                                           Forward Amount, as applicable, first,
                                           pro rata, based on their respective
                                           entitlements to such amounts, to the
                                           Class 2-A Certificates and second, to
                                           the Class 1-A Certificates;
                                    (iii)  To the Class M-1 Certificates, its
                                           Accrued Certificate Interest;
                                    (iv)   To the Class M-2 Certificates, its
                                           Accrued Certificate Interest;
                                    (v)    To the Class M-3 Certificates, its
                                           Accrued Certificate Interest;
                                    (vi)   To the Class M-4 Certificates, its
                                           Accrued Certificate Interest;
                                    (vii)  To the Class M-5 Certificates, its
                                           Accrued Certificate Interest;
                                    (viii) To the Class M-6 Certificates, its
                                           Accrued Certificate Interest;
                                    (ix)   To the Class B-1 Certificates, its
                                           Accrued Certificate Interest;
                                    (x)    To the Class B-2 Certificates, its
                                           Accrued Certificate Interest;
                                    (xi)   To the Class B-3 Certificates, its
                                           Accrued Certificate Interest; and
                                    (xii)  Any remaining amounts will be
                                           distributed pursuant to the
                                           Allocation of Net Monthly Excess
                                           Cashflow.


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Please refer to important information and qualifications at the end of this material.
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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


Principal Distributions on          On each Distribution Date (a) prior to the
Offered Certificates:               Stepdown Date or (b) on which a Trigger
                                    Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                    (i)    to cover any Net Swap Payments and
                                           any swap termination payments due
                                           to the Swap Counterparty, not
                                           previously paid with Interest
                                           Distributions, including, without
                                           limitation, any Senior Defaulted
                                           Swap Termination Payment, but not
                                           including any other swap
                                           termination payment due to a
                                           default on the part of the Swap
                                           Counterparty;
                                    (ii)   to Class A Certificates, allocated
                                           among the Class A Certificates as
                                           described below, until the Class
                                           Principal Balances thereof have
                                           been reduced to zero;
                                    (iii)  to the Class M-1 Certificates,
                                           until the Class Principal Balance
                                           has been reduced to zero;
                                    (iv)   to the Class M-2 Certificates,
                                           until the Class Principal Balance
                                           has been reduced to zero;
                                    (v)    to the Class M-3 Certificates,
                                           until the Class Principal Balance
                                           has been reduced to zero;
                                    (vi)   to the Class M-4 Certificates,
                                           until the Class Principal Balance
                                           has been reduced to zero;
                                    (vii)  to the Class M-5 Certificates,
                                           until the Class Principal Balance
                                           has been reduced to zero;
                                    (viii) to the Class M-6 Certificates,
                                           until the Class Principal Balance
                                           has been reduced to zero;
                                    (ix)   to the Class B-1 Certificates,
                                           until the Class Principal Balance
                                           has been reduced to zero;
                                    (x)    to the Class B-2 Certificates,
                                           until the Class Principal Balance
                                           has been reduced to zero;
                                    (xi)   to the Class B-3 Certificates,
                                           until the Class Principal Balance
                                           has been reduced to zero; and
                                    (xii)  Any remaining amounts will be
                                           distributed pursuant to the
                                           Allocation of Net Monthly Excess
                                           Cashflow.


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Please refer to important information and qualifications at the end of this material.
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--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


Principal Distributions on          On each Distribution Date (a) on or after
Offered Certificates                the Stepdown Date and (b) on which a Trigger
(continued): as follows:            Event is  not in effect, principal
                                    distributions from the Principal
                                    Distribution Amount will be allocated
                                    (i)    to cover any Net Swap Payment and any
                                           swap termination payments due to the
                                           Swap Counterparty including, without
                                           limitation, any Senior Defaulted Swap
                                           Termination Payment, not previously
                                           paid with Interest Distributions, but
                                           not including any other swap
                                           termination payment due to a default
                                           on the part of the Swap Counterparty;
                                    (ii)   to the Senior Certificates, the
                                           lesser of the Principal Distribution
                                           Amount and the Class A Principal
                                           Distribution Amount, allocated among
                                           the Class A Certificates as described
                                           below, until the Class Principal
                                           Balances thereof have been reduced to
                                           zero;
                                    (iii)  to the Class M-1 Certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class M-1
                                           Principal Distribution Amount, until
                                           the Class Principal Balance thereof
                                           has been reduced to zero;
                                    (iv)   to the Class M-2 Certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class M-2
                                           Principal Distribution Amount, until
                                           the Class Principal Balance thereof
                                           has been reduced to zero;
                                    (v)    to the Class M-3 Certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class M-3
                                           Principal Distribution Amount, until
                                           the Class Principal Balance thereof
                                           has been reduced to zero;
                                    (vi)   to the Class M-4 Certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class M-4
                                           Principal Distribution Amount, until
                                           the Class Principal Balance thereof
                                           has been reduced to zero;
                                    (vii)  to the Class M-5 Certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class M-5
                                           Principal Distribution Amount, until
                                           the Class Principal Balance thereof
                                           has been reduced to zero;
                                    (viii) to the Class M-6 Certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class M-6
                                           Principal Distribution Amount, until
                                           the Class Principal Balance thereof
                                           has been reduced to zero;
                                    (ix)   to the Class B-1 Certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class B-1
                                           Principal Distribution Amount, until
                                           the Class Principal Balance thereof
                                           has been reduced to zero;
                                    (x)    to the Class B-2 Certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class B-2
                                           Principal Distribution Amount, until
                                           the Class Principal Balance thereof
                                           has been reduced to zero;
                                    (xi)   to the Class B-3 Certificates, the
                                           lesser of the remaining Principal
                                           Distribution Amount and the Class B-3
                                           Principal Distribution Amount, until
                                           the Class Principal Balance thereof
                                           has been reduced to zero; and
                                    (xii)  Any remaining amounts will be
                                           distributed pursuant to the
                                           Allocation of Net Monthly Excess
                                           Cashflow.


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Please refer to important information and qualifications at the end of this material.
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--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


Senior Principal Allocation:        All principal distributions to the holders
                                    of the Class A Certificates on any
                                    Distribution Date will be allocated
                                    concurrently between the Class 1-A
                                    Certificates and the Class 2-A Certificates, based on the Class 1-A Principal Allocation
                                    Percentage and the Class 2-A Principal
                                    Allocation Percentage, as applicable.

                                    The Class 1-A will receive the Class 1-A
                                    Principal Allocation Amount.

                                    If the Sequential Trigger is not in effect, the Class 2-A Principal Allocation Amount will be distributed to Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates as follows:
                                          1.  [xx.xx%] Sequentially to the
                                              Class 2-A-1, Class 2-A-2 and
                                              Class 2-A-3 in that order until
                                              retired.
                                          2.  [xx.xx%] to the Class 2-A-4 until
                                              retired.

                                    If the Sequential Trigger is in effect, the Class 2-A Principal Allocation Amount will be distributed sequentially to Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates in that order until retired.

                                    However, if the Class Principal Balances of either the Class 1-A Certificates or the Class 2-A Certificates are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the remaining Senior Certificates in accordance with the principal distribution allocations described herein, until their Class Principal Balances have been reduced to zero. Any payments of principal to the Class 1-A Certificates will first be made from payments relating to the Group 1 Mortgage Loans and any payments of principal to the Class 2-A Certificates will first be made from payments relating to the Group 2 Mortgage Loans.

                                    Notwithstanding the above, in the event that the Class Principal Balances of all Subordinate Classes and the Class OC Certificates have been reduced to zero, principal distributions to the Class 2-A Certificates will be distributed to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, pro rata based upon their respective Class Principal
                                    Balances: with the exception that if a
                                    Sequential Trigger is in effect, principal distributions to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates will be allocated sequentially as follows:

                                        1.) Pro rata to the Class 2-A-1, Class
                                            2-A-2 and Class 2-A-3 Certificates
                                            until their respective Class
                                            Principal Balances are reduced to
                                            zero.
                                        2.) To the Class 2-A-4 Certificates
                                            until its Class Principal Balance is
                                            reduced to zero.


Sequential Trigger:                 A Sequential Trigger means (a) with respect
                                    to any Distribution Date occurring before February 2009 the circumstances in which the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds [0.25%] and (b) with respect to any Distribution Date occurring in or after February 2009, a Trigger Event.

Class A Principal                   For any Distribution Date, the percentage
Allocation Percentage:              equivalent of a fraction, determined as
                                    follows: (i) in the case of the Class 1-A
                                    Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group 1 Mortgage Loans and the denominator of which is (y) the principal remittance amount for such
                                    Distribution Date and (ii) in the case of the Class 2-A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group 2 Mortgage Loans and the denominator of which is (y) the principal remittance amount for such
                                    Distribution Date.



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material.
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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

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Class A Principal                   For any Distribution Date, the amount
Allocation Amount:                  determined as follows: (i) in the case of
                                    the Class 1-A Certificates the product of
                                    (x) the principal remittance amount for such date and (y) the Class 1-A Principal
                                    Allocation Percentage (such amount the
                                    "Class 1-A-Principal Allocation Amount") and
                                    (ii) in the case of the Class 2-A
                                    Certificates the product of (x) the
                                    principal remittance amount for such date and (y) the Class 2-A Principal Allocation
                                    Percentage (such amount the "Class 2-A
                                    Principal Allocation Amount").

Allocation of Net Monthly           For any Distribution Date, any Net Monthly
Excess Cashflow:                    Excess Cashflow shall be distributed as
                                    follows:
                                    (i)     to the Class M-1 Certificates, the
                                            related Interest Carry Forward
                                            Amount;
                                    (ii)    to the Class M-1 Certificates, the
                                            allocated Unreimbursed Realized Loss
                                            Amount;
                                    (iii)   to the Class M-2 Certificates, the
                                            related Interest Carry Forward
                                            Amount;
                                    (iv)    to the Class M-2 Certificates, the
                                            allocated Unreimbursed Realized Loss
                                            Amount;
                                    (v)     to the Class M-3 Certificates, the
                                            related Interest Carry Forward
                                            Amount;
                                    (vi)    to the Class M-3 Certificates, the
                                            allocated Unreimbursed Realized Loss
                                            Amount;
                                    (vii)   to the Class M-4 Certificates, the
                                            related Interest Carry Forward
                                            Amount;
                                    (viii)  to the Class M-4 Certificates, the
                                            allocated Unreimbursed Realized Loss
                                            Amount;
                                    (ix)    to the Class M-5 Certificates, the
                                            related Interest Carry Forward
                                            Amount;
                                    (x)     to the Class M-5 Certificates, the
                                            allocated Unreimbursed Realized Loss
                                            Amount;
                                    (xi)    to the Class M-6 Certificates, the
                                            related Interest Carry Forward
                                            Amount;
                                    (xii)   to the Class M-6 Certificates, the
                                            allocated Unreimbursed Realized Loss
                                            Amount;
                                    (xiii)  to the Class B-1 Certificates, the
                                            related Interest Carry Forward
                                            Amount;
                                    (xiv)   to the Class B-1 Certificates, the
                                            allocated Unreimbursed Realized Loss
                                            Amount;
                                    (xv)    to the Class B-2 Certificates, the
                                            related Interest Carry Forward
                                            Amount;
                                    (xvi)   to the Class B-2 Certificates, the
                                            allocated Unreimbursed Realized Loss
                                            Amount;
                                    (xvii)  to the Class B-3 Certificates, the
                                            related Interest Carry Forward
                                            Amount;
                                    (xviii) to the Class B-3 Certificates, the
                                            allocated Unreimbursed Realized Loss
                                            Amount;
                                    (xix)   concurrently, to the Class 1-A
                                            Certificates, any Basis Risk Carry
                                            Forward Amount for the Class 1-A
                                            Certificates and to the Class 2-A
                                            Certificates, any Basis Risk Carry
                                            Forward Amount for the Class 2-A
                                            Certificates;
                                    (xx)    sequentially, to Class M-1, Class
                                            M-2, Class M-3, Class M-4, Class
                                            M-5, Class M-6, Class B-1, Class B-2
                                            and Class B-3 Certificates, in such
                                            order, any Basis Risk Carry Forward
                                            Amount for such classes;
                                    (xxi)   sequentially, first (i)
                                            concurrently, to the Class A
                                            Certificates, first, pro rata, based
                                            on their respective Class Principal
                                            Balances to the extent needed to pay
                                            any Unpaid Interest Shortfall Amount
                                            for each such Class and then, pro
                                            rata, based on any Unpaid Interest
                                            Shortfall Amount for each such
                                            Class, in an amount up to the amount
                                            of any Unpaid Interest Shortfall
                                            Amount remaining unpaid for such
                                            Classes of Certificates and then
                                            (ii) sequentially, to the Class M-1,
                                            Class M-2, Class M-3, Class M-4,
                                            Class M-5, Class M-6, Class B-1,
                                            Class B-2 and Class B-3
                                            Certificates, in that order, in an
                                            amount up to the amount of any
                                            Unpaid Interest Shortfall Amount for
                                            such Classes of Certificates; and
                                    (xxii)  all remaining amounts to the holders
                                            of the Class OC Certificates.

Unpaid Interest Shortfalls:         For any class of Certificates and
                                    distribution date the sum of interest
                                    shortfalls as a result of the Relief Act and Net Prepayment Interest Shortfalls on the
                                    Mortgage Loans allocated to such class of certificates on that distribution date and such amounts from any prior distribution date remaining unpaid and interest on such amount.

Unreimbursed Realized               For any Class of Subordinated Certificates,
Loss Amount:                        the portion of any Realized Losses on the
                                    Mortgage Loans previously allocated to that Class remaining unpaid from prior
                                    Distribution Dates.


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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

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Interest Rate Swap Agreement:       On the closing date, the trust will enter
                                    into an interest rate swap agreement with Morgan Stanley Capital Services Inc., the swap counterparty. Under the interest rate swap agreement, with respect to each distribution date commencing with the distribution date in January 2008 to and including the distribution date in October 2011 (the "Swap Termination Date"), the trust will agree to pay to the swap counterparty a fixed payment at a rate of [5.00]% per annum, determined on a "30/360" basis (or, in the case of the first distribution date, the number of days in the period from the closing date to the day immediately preceding the first distribution date), and the swap counterparty will agree to pay to the trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), determined on an "actual/360" basis, in each case calculated on the minimum of (i) product of (x) the scheduled notional amount and (y) the multiplier set forth on Schedule A to this term sheet for that distribution date and (ii) the aggregate balance of the Class A, Class M, and Class B Certificates. To the extent that the fixed payment payable by the trust exceeds the floating payment payable by the swap counterparty, amounts otherwise available for payments on the Certificates will be applied on or prior to such distribution date to make a net payment to the swap counterparty (such payment by the Trust, a "Net Swap Payment"), and to the extent that the floating payment payable by the swap counterparty exceeds the fixed payment payable by the trust, the swap counterparty will make a net payment to the trust (such payment by the Trust, a "Net Swap Receipt") on or prior to such distribution date. Since amounts payable with respect to the swap agreement will be paid prior to making any distributions to holders of the Certificates, Net Swap Receipts will increase and Net Swap Payments will reduce the amount available to make payments on the Certificates.

                                    The interest rate swap agreement can be
                                    terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:
                                        o  failure to pay,
                                        o  bankruptcy and insolvency events, and
                                        o  a merger by the Swap Provider without
                                           an assumption of its obligations
                                           under the interest rate swap
                                           agreement.
                                    Early termination events under the interest rate swap agreement include, among other things:
                                        o  illegality (which generally relates
                                           to changes in law causing it to
                                           become unlawful for either party (or
                                           its guarantor, if applicable) to
                                           perform its obligations under the
                                           interest rate swap agreement or
                                           guaranty, as applicable),
                                        o  a tax event (which generally relates
                                           to either party to the interest rate
                                           swap agreement receiving a payment
                                           under the interest rate swap
                                           agreement from which an amount has
                                           been deducted or withheld for or on
                                           account of taxes or paying an
                                           additional amount on account of a
                                           tax),
                                        o  a tax event upon merger (which
                                           generally relates to either party
                                           receiving a payment under the
                                           interest rate swap agreement from
                                           which an amount has been deducted or
                                           withheld for or on account of taxes
                                           or paying an additional amount on
                                           account of a tax, in each case,
                                           resulting from a merger),
                                        o  upon the irrevocable direction to
                                           dissolve or otherwise terminate the
                                           trust following which all assets of
                                           the trust will be liquidated and the
                                           proceeds of such liquidation will be
                                           distributed to certificateholders,
                                        o  upon the exercise of the optional
                                           termination of the trust by the
                                           master servicer or a successful
                                           auction as described under "Optional
                                           Termination of the Trust Fund by
                                           Purchaser or Auction", and
                                        o  the pooling and servicing agreement
                                           is amended without the consent of the
                                           Swap Provider and such amendment
                                           materially and adversely affects the
                                           rights or interests of the Swap
                                           Provider.


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material.
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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

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Interest Rate Swap                  In addition to the termination events
Agreement (continued):              specified above, it shall be an additional
                                    termination event under the interest rate swap agreement (such event, a "Downgrade
                                    Terminating Event") if (x) any of the rating agencies downgrades the Swap Provider (or its guarantor) below the Required Swap
                                    Counterparty Rating or Moody's or Fitch
                                    withdraws its ratings of the Swap Provider
                                    (or its guarantor) and (y) at least one of the following events has not occurred
                                    (except to the extent otherwise approved by the rating agencies):
                                          (1) within the time period specified
                                          in the interest rate swap agreement
                                          with respect to such downgrade, the
                                          Swap Provider (or its guarantor) shall
                                          transfer the interest rate swap
                                          agreement, in whole, but not in part,
                                          to a counterparty that satisfies the
                                          Required Swap Counterparty Rating,
                                          subject to the satisfaction of the
                                          Rating Agency Condition;
                                          (2) within the time period specified
                                          in the interest rate swap agreement
                                          with respect to such downgrade, the
                                          Swap Provider (or its guarantor) shall
                                          collateralize its exposure to the
                                          trust pursuant to an ISDA Credit
                                          Support Annex, subject to the
                                          satisfaction of the Rating Agency
                                          Condition; provided that such ISDA
                                          Credit Support Annex shall be made a
                                          credit support document for the Swap
                                          Provider (or its guarantor) pursuant
                                          to an amendment to the interest rate
                                          swap agreement;
                                          (3) within the time period specified
                                          in the interest rate swap agreement
                                          with respect to such downgrade, the
                                          obligations of the Swap Provider (or
                                          its guarantor) under the interest rate
                                          swap agreement shall be guaranteed by
                                          a person or entity that satisfies the
                                          Required Swap Counterparty Rating,
                                          subject to the satisfaction of the
                                          Rating Agency Condition; or
                                          (4) within the time period specified
                                          in the interest rate swap agreement
                                          with respect to such downgrade, the
                                          Swap Provider (or its guarantor) shall
                                          take such other steps, if any, to
                                          enable the trust to satisfy the Rating
                                          Agency Condition.
                                    It shall also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor) has its rating by S&P withdrawn, has a rating of less than "BBB-" or "A-3", if applicable, by S&P, has a rating of less than "BBB-" or "F3", if applicable, by Fitch (if rated by Fitch), or has a rating of less than or equal to "A3" or "P-2", if applicable, by Moody's, and within the time period specified in the interest rate swap agreement, the Swap Provider (or its guarantor), while collateralizing its exposure to the trust, (A) fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a replacement counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency
                                    Condition and (B) fails to obtain a guaranty of, or a contingent agreement of, another person that satisfies the Required Swap
                                    Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a
                                    "Substitution Event"), the Swap Provider shall assign its rights and obligations under the interest rate swap agreement to a substitute counterparty, which may be an affiliate of the Swap Provider.
                                    If the trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the Certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement. On or after the closing date and so long as the Rating
                                    Agency Condition has been satisfied, (i) the trust may, with the consent of the Swap
                                    Provider, assign or transfer all or a
                                    portion of the interest rate swap agreement,
                                    (ii) the Swap Provider may assign its
                                    obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.
                                    The interest rate swap agreement is
                                    scheduled to terminate by its terms
                                    following the swap termination date and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the trust and no further amounts will be paid to the trust by the Swap Provider.

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material.
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--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

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Interest Rate Swap                  In the event that, upon the Trust entering
Agreement (continued):              into a replacement interest rate swap
                                    agreement following the occurrence of a
                                    Downgrade Termination Event, the Trust is entitled to receive a payment from a replacement swap provider, and the
                                    Securities Administrator shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior
                                    Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap
                                    Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. If the interest rate swap agreement is terminated, swap termination payments may be owed. Any Swap Termination Payment owed to the Swap Provider may include, without limitation, (i) any payments received by the trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a ratings downgrade of the Swap Counterparty in accordance with the interest rate swap agreement (such payment, a "Replacement Swap Provider Payment"), and
                                    (ii) any Swap Termination Payment owed to the Swap Provider (the lesser of clause (i) or (ii) above, the "Senior Defaulted Swap
                                    Termination Payment"). To the extent that any payment from a replacement swap provider is made to an account other than the Swap
                                    Account, then, any Senior Defaulted Swap
                                    Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payments over the payment by the Trust to certificateholders, any servicer, any originator, the Securities Administrator or any other person.

                                    Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Securities Administrator will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Swap Termination Date.

                                    The sponsor's estimate of maximum probable exposure under the interest rate swap agreement is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

Swap Account:                       On or prior to each Distribution Date during
                                    which the interest rate swap agreement is in effect, the Swap Termination Payments, Net
                                    Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into a trust account ("the
                                    Swap Account") established by the Securities
                                    Administrator as part of the trust fund.


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material.
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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

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Swap Payment Priority:              All payments due under the swap agreement
                                    and any swap termination payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority, after giving effect to the Allocation of Net Monthly Excess Cashflow above:
                                    (i)    to pay any Net Swap Payment owed to
                                           the Swap Counterparty pursuant to the
                                           swap agreement not previously paid;
                                    (ii)   to pay any swap termination payment
                                           to the Swap Counterparty, including,
                                           without limitation, any Senior
                                           Defaulted Swap Termination Payment
                                           but not including any other swap
                                           termination payment due to a default
                                           on the part of the Swap Provider not
                                           previously paid;
                                    (iii)  concurrently, to the Senior
                                           Certificates, Current Interest and
                                           Interest Carry Forward Amount, other
                                           than Basis Risk Carryforward Amount,
                                           on a pro rata basis, to the extent
                                           not yet paid;
                                    (iv)   to the Class M-1, Class M-2, Class
                                           M-3, Class M-4, Class M-5, Class M-6,
                                           Class B-1, Class B-2 and Class B-3
                                           Certificates, Current Interest and
                                           Carryforward Interest, other than
                                           Basis Risk Carryforward Amount,
                                           sequentially and in that order, to
                                           the extent not yet paid;
                                    (v)    to the Certificates in accordance
                                           with the principal distribution rules
                                           in effect for such Distribution Date,
                                           in an amount equal to the lesser of:
                                           (i) the amount necessary to meet the
                                           Overcollateralization Target for that
                                           Distribution Date and (ii) the
                                           aggregate of all prior and current
                                           Unpaid Realized Loss Amounts not
                                           previously reimbursed;
                                    (vi)   concurrently, to the Senior
                                           Certificates, any Basis Risk Carry
                                           Forward Amount for such Class up to
                                           the respective Swap Payment
                                           Allocation, to the extent not yet
                                           paid;
                                    (vii)  sequentially, to the Class M-1, Class
                                           M-2, Class M-3, Class M-4, Class M-5,
                                           Class M-6, Class B-1, Class B-2 and
                                           Class B-3 Certificates, any Basis
                                           Risk Carry Forward Amount for such
                                           Class up to the respective Swap
                                           Payment Allocation, to the extent not
                                           yet paid;
                                    (viii) concurrently to Senior Certificates,
                                           Class M Certificates, and Class B
                                           Certificates, any unpaid Basis Risk
                                           Carryforward Amount, pro rata based
                                           on need;
                                    (ix)   sequentially to the Class M-1, Class
                                           M-2, Class M-3, Class M-4, Class M-5,
                                           Class M-6, Class B-1, Class B-2 and
                                           Class B-3 Certificates the allocated
                                           Unreimbursed Realized Loss Amount, to
                                           the extent not yet paid;
                                    (x)    to pay any swap termination payment
                                           to the Swap Counterparty, to the
                                           extent the termination is due to a
                                           default on the part of the Swap
                                           Counterparty; and
                                    (xi)   all remaining amounts to the holder
                                           of the Class OC Certificates.

Swap Payment Allocation:            For a given Class of Certificates
                                    outstanding, a pro rata share of the Net
                                    Swap Payment owed by the Swap Counterparty
                                    (if any), based on the outstanding Class
                                    Principal Balance of that Class.

                                    Distributions will be determined in part based on the performance of individual loan groups and for such purpose any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty will be allocated between the loan groups based on the respective aggregate Stated Principal Balance of the mortgage loans in each loan group.

Senior Defaulted Swap               As of any date, the lesser of (i) any
Termination Payment:                payments received by the Trust as a result
                                    of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap
                                    Provider.


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material.
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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

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Available Distribution Amount:      The "Available Distribution Amount" for any
                                    Distribution Date and the Certificates will equal the sum of the following amounts: (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Mortgage Loans serviced by it and received by the Master Servicer by such Distribution Date and not previously distributed (including Liquidation Proceeds, condemnation proceeds and insurance proceeds), except:
                                        o all scheduled payments of principal
                                        and related interest collected on the
                                        Mortgage Loans but due on a date after
                                        the related Due Date;
                                        o all partial principal prepayments
                                        received with respect to the Mortgage
                                        Loans after the related Prepayment
                                        Period, together with all related
                                        interest accrued on such Mortgage Loans;
                                        o all prepayment penalties received in
                                        connection with the Mortgage Loans;
                                        o all prepayments in full received with
                                        respect to the Mortgage Loans after the
                                        related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
                                        o Liquidation Proceeds, condemnation
                                        proceeds and insurance proceeds received on such Mortgage Loans after the previous calendar month;
                                        o all amounts reimbursable to a Servicer pursuant to the terms of the related servicing agreement or the Pooling and Servicing Agreement, as applicable, or to the Master Servicer, the Securities Administrator, the Trustee and/or any Custodian pursuant to the terms of the Pooling and Servicing Agreement or the custody agreements, in each case with respect to the Mortgage Loans or otherwise allocable to the Certificates;
                                        o reinvestment income on the balance of
                                        funds, if any, in the custodial accounts or distribution account; and
                                        o any fees payable to the Servicers and
                                        the Master Servicer, in each case with
                                        respect to the Mortgage Loans;
                                    (2) all Monthly Advances on the Mortgage
                                    Loans made by each Servicer and/or the
                                    Master Servicer for that Distribution Date;
                                    (3) any amounts paid as "Compensating
                                    Interest" with respect to the Mortgage Loans by each Servicer and/or the Master Servicer for that Distribution Date;
                                    (4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans by the Seller or the Depositor pursuant to the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement or the related Originator pursuant to the related Assignment Agreement; and
                                    (5) all Subsequent Recoveries received with respect to the Mortgage Loans during the related Prepayment Period.

Interest Remittance Amount:         For any Distribution Date, the portion of
                                    the Available Distribution Amount for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:       For any Distribution Date and each class of
                                    Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any Unpaid Interest Shortfalls allocated to such class.

Principal Distribution Amount:      On any Distribution Date, the sum of (i) the
                                    Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal                     On any Distribution Date, the excess of
Distribution Amount:                (i) the Principal Remittance Amount over
                                    (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:        For any Distribution Date is the amount of
                                    funds available for distribution on such Distribution Date remaining after making the distributions under "Interest Distributions on Offered Certificates" and "Principal
                                    Distributions on Offered Certificates"
                                    above.

Extra Principal                     For any Distribution Date, the lesser of
Distribution Amount:                (i) the excess of (x) interest collected or
                                    advanced with respect to the Mortgage Loans with due dates in the related Due Period
                                    (less servicing fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and
                                    (ii) the overcollateralization deficiency amount for such Distribution Date.


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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

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Excess Subordinated Amount:         For any Distribution Date, means the excess,
                                    if any of (i) the amount of
                                    overcollateralization on that Distribution
                                    Date over (ii) the required
                                    overcollateralization for such Distribution
                                    Date.

Overcollateralization               For any Distribution Date will be the
Deficiency Amount:                  amount, if any, by which the required
                                    overcollateralization exceeds the
                                    overcollateralized amount for such
                                    Distribution Date (calculated for this
                                    purpose only after assuming that 100% of the Principal Remittance Amount on such
                                    Distribution Date has been distributed).

Class A Principal                   For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the aggregate Class
                                    Principal Balance of the Class A
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately [86.80]% and (ii) the aggregate Stated Principal
                                    Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,277,263].

Class M-1 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date) and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [89.30]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,277,263].

Class M-2 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date) and (iii) the Class
                                    Principal Balance of the Class M-2
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately [91.80]% and (ii) the aggregate Stated Principal
                                    Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,277,263].

Class M-3 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [93.20]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,277,263].


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material.
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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

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Class M-4 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date) and (v) the Class
                                    Principal Balance of the Class M-4
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately [94.30]% and (ii) the aggregate Stated Principal
                                    Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,277,263].

Class M-5 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class Principal
                                    Balance of the Class M-4 Certificates (after taking into account the payment of the Class
                                    M-4 Principal Distribution Amount on such
                                    Distribution Date) and (vi) the Class
                                    Principal Balance of the Class M-5
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately [95.30]% and (ii) the aggregate Stated Principal
                                    Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,277,263].

Class M-6 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class Principal
                                    Balance of the Class M-4 Certificates (after taking into account the payment of the Class
                                    M-4 Principal Distribution Amount on such
                                    Distribution Date), (vi) the Class Principal
                                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                    M-5 Principal Distribution Amount on such
                                    Distribution Date) and (vii) the Class
                                    Principal Balance of the Class M-6
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately [96.00]% and (ii) the aggregate Stated Principal
                                    Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,277,263].


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material.
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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

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Class B-1 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class Principal
                                    Balance of the Class M-4 Certificates (after taking into account the payment of the Class
                                    M-4 Principal Distribution Amount on such
                                    Distribution Date), (vi) the Class Principal
                                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                    M-5 Principal Distribution Amount on such
                                    Distribution Date), (vii) the Class
                                    Principal Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (viii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [96.70]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,277,263].

Class B-2 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class Principal
                                    Balance of the Class M-4 Certificates (after taking into account the payment of the Class
                                    M-4 Principal Distribution Amount on such
                                    Distribution Date), (vi) the Class Principal
                                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                    M-5 Principal Distribution Amount on such
                                    Distribution Date), (vii) the Class
                                    Principal Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date), (viii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1
                                    Principal Distribution Amount on such
                                    Distribution Date) and (ix) the Class
                                    Principal Balance of the Class B-2
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately [97.40]% and (ii) the aggregate Stated Principal
                                    Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,277,263].


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Please refer to important information and qualifications at the end of this material.
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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

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Class B-3 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (iii) the Class
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3
                                    Principal Distribution Amount on such
                                    Distribution Date), (v) the Class Principal
                                    Balance of the Class M-4 Certificates (after taking into account the payment of the Class
                                    M-4 Principal Distribution Amount on such
                                    Distribution Date), (vi) the Class Principal
                                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                    M-5 Principal Distribution Amount on such
                                    Distribution Date), (vii) the Class
                                    Principal Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date), (viii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1
                                    Principal Distribution Amount on such
                                    Distribution Date), (ix) the Class Principal
                                    Balance of the Class B-2 Certificates (after taking into account the payment of the Class
                                    B-2 Principal Distribution Amount on such
                                    Distribution Date) and (x) the Class
                                    Principal Balance of the Class B-3
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately [98.40]% and (ii) the aggregate Stated Principal
                                    Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over [$2,277,263].

Allocation of Losses:               If on any distribution date, after giving
                                    effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Principal Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans for that distribution date, the Class Principal Balance of the applicable Class M or Class B Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3
                                    Certificates) by an amount equal to that excess, until that Class Principal Balance is reduced to zero. The Class Principal
                                    Balances of Senior Certificates will not be reduced by this excess. This reduction of a Class Principal Balance for Realized Losses is referred to as an "Applied Realized Loss
                                    Amount."

                                    In the event Applied Realized Loss Amounts are allocated to any class of Subordinated Certificates, its Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Principal Balance of each Class of Subordinate Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

Trust Tax Status:                   One or more REMICs.


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material.
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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

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ERISA Eligibility:                  Subject to the considerations in the
                                    Prospectus and the Free Writing Prospectus, the Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

                                    Until the interest rate swap agreement is no longer in effect, no Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTE") 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95- 60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based
                                    Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or
                                    (ii) the acquisition and holding of the
                                    Offered Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

SMMEA Eligibility:                  It is anticipated that the Class A,
                                    Class M-1, Class M-2, Class M-3, and Class
                                    M-4 Certificates will be mortgage related securities for purposes of the Secondary
                                    Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement              This term sheet does not contain all
and Prospectus:                     information that is required to be included
                                    in a registration statement, or in a base prospectus and prospectus supplement.

                                    The Depositor has filed a registration
                                    statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                    The registration statement referred to above
                                    (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

Risk Factors:                       PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                    INCLUDED IN THE REGISTRATION STATEMENT AND
                                    IN THE FREE WRITING PROSPECTUS FOR A
                                    DESCRIPTION OF INFORMATION THAT SHOULD BE
                                    CONSIDERED IN CONNECTION WITH AN INVESTMENT
                                    IN THE OFFERED CERTIFICATES.


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Please refer to important information and qualifications at the end of this material.
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 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


Static Pool Information:            Information concerning the sponsor's prior
                                    residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional
                                    /abs_spi/prime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.


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Please refer to important information and qualifications at the end of this material.
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--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


                                   EXHIBIT 1

The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of (1):

o if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index"),

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment

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--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and
(ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

Under the Office of Thrift Supervision (OTS) Delinquency Calculation Method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month, however, the cut off date for information is the end of the calendar month. Therefore a loan with a due date of Aug. 1, 2002, with no payment received by the close of business on Aug. 31, 2002, would have been reported as current on the September statement to certificateholders. Assuming no payments are made during September, the loan would be reflected as delinquent on the October statement.

The model used in this prospectus supplement with respect to the Mortgage Loans assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 0% CPR assumes no prepayments. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.



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material.
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--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


                                   EXHIBIT 2
                              GMAC Mortgage, LLC
General
-------
GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.



                 ---------------------------------------------
                |                                             |
                |                   GMAC LLC                  |
                |                    (GMAC)                   |
                |                                             |
                 ---------------------------------------------
                                        |
                                        |
                 ---------------------------------------------
                |                                             |
                |                                             |
                |      Residential Capital, LLC (ResCap)      |
                |                                             |
                |                                             |
                 ---------------------------------------------
                                        |
                                        |
                 ---------------------------------------------
                |                                             |
                |                                             |
                |              GMAC Mortgage, LLC             |
                |                                             |
                |                                             |
                 ---------------------------------------------



Servicing Activities
--------------------
GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of September 30, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,206,270 of residential mortgage loans having an aggregate unpaid principal balance of approximately $272 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 312,568 loans having an aggregate unpaid principal balance of over $52.4 billion.


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material.
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--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


The following tables set forth the mortgage loans serviced by GMAC Mortgage, LLC or its predecessor entity for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage, LLC or its predecessor entity was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC or its predecessor entity was the servicer of a residential mortgage loan portfolio of approximately $200.4 billion, $32.7 billion, $18.9 billion and $20.6 billion during the nine months ended September 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume



                                   GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                                   ($ IN MILLIONS)


                                      For the Nine
                                      Months Ended
                                      September 30,                   For the Year Ended December 31,
                                      -------------  ---------------------------------------------------------------

                                          2006             2005             2004           2003           2002
                                      -------------  --------------   --------------  --------------  --------------
Prime conforming mortgage loans
-------------------------------

     No. of Loans..................     1,443,554       1,392,870        1,323,249       1,308,284       1,418,843
     Dollar Amount of Loans........      $200,412        $186,364         $165,521        $153,601        $150,421
     Percentage Change
          from Prior Year..........         7.54%          12.59%            7.76%           2.11%            N/A

Prime non-conforming mortgage loans
-----------------------------------

     No. of Loans..................        69,019          69,488           53,119          34,041          36,225
     Dollar Amount of Loans........       $32,662         $32,385          $23,604         $13,937         $12,543
     Percentage Change
          from Prior Year..........         0.86%          37.20%           69.36%          11.12%            N/A

Government mortgage loans
-------------------------

     No. of Loans..................       183,058         181,679          191,844         191,023         230,085
     Dollar Amount of Loans........       $18,866         $18,098          $18,328         $17,594         $21,174
     Percentage Change
          from Prior Year..........         4.24%         (1.25)%            4.17%        (16.91)%            N/A

Second-lien mortgage loans
--------------------------

     No. of Loans..................       510,639         392,261          350,334         282,128         261,416
     Dollar Amount of Loans........       $20,555         $13,034          $10,374          $7,023          $6,666
     Percentage Change
          from Prior Year..........        57.70%          25.64%           47.71%           5.36%            N/A

Total mortgage loans serviced
-----------------------------

     No. of Loans..................     2,206,270       2,036,298        1,918,546       1,815,476       1,946,569
     Dollar Amount of Loans........      $272,495        $249,881         $217,827        $192,155        $190,804
     Percentage Change
          from Prior Year..........         9.05%          14.72%           13.36%           0.71%            N/A


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material.
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--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.



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--------------------------------------------------------------------------------
 MORGAN STANLEY                                                January 25, 2007
 Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


This material was prepared by sales, trading, banking or other non-research
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